As filed with the Securities and Exchange Commission on July 22, 2014

Registration No. 333-168890

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AutoNavi Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(state or other jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

16/F, Section A, Focus Square

No 6. Futong East Avenue, Wangjing

Chaoyang District, Beijing 100102

The People’s Republic of China

+86 10 8410-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2007 Share Incentive Plan

(Full Title of the Plan)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ji Ma

Chief Financial Officer

AutoNavi Holdings Limited

16/F, Section A, Focus Square

No 6. Futong East Avenue, Wangjing

Chaoyang District, Beijing 100102

The People’s Republic of China

+86 10 8410-7000

DEREGISTRATION OF SECURITIES

AutoNavi Holdings Limited (“AutoNavi” or the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister all unsold securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 17, 2010,  File No. 333-168890 (the “Registration Statement”), with respect to ordinary shares of the Registrant, par value $0.0001 per share (the “Ordinary Shares”), thereby registered for offer or sale pursuant to the Registrant’s 2007 Share Incentive Plan (as amended the “2007 Plan”). A total of 21,237,000 Ordinary Shares were registered for issuance under the 2007 Plan.

Alibaba Investment Limited, Ali ET Investment Holding Limited (“Merger Sub”) and the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) on April 11, 2014. On July 17, 2014, AutoNavi and Merger Sub filed a plan of merger with the Cayman Islands Companies Registrar which was registered by the Registrar as of July 17, 2014 (the “Effective Time”), pursuant to which Merger Sub was merged with and into AutoNavi, with AutoNavi continuing as the surviving corporation (the “Merger”).

In connection with the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statement, as amended. The Registrant hereby removes from registration, by means of this Post-Effective Amendment, all of its securities registered under the Registration Statement that remained unsold or unissued as of the Effective Time.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on July 22, 2014.

AutoNavi Holdings Limited

By:	/s/ Congwu Cheng
Name:	Congwu Cheng
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on July 22, 2014.

Signature	Capacity

/s/ Congwu Cheng	Chief Executive Officer
Congwu Cheng	(principal executive officer)

/s/ Ji Ma	Chief Financial Officer
Ji Ma	(principal financial and accounting officer)

/s/ Timothy A. Steinert	Director
Timothy A. Steinert

/s/ Ping Ching Samuel Yen	Director
Ping Ching Samuel Yen

2

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of AutoNavi Holdings Limited has signed this registration statement or amendment thereto in New York on July 22, 2014.

By:	/s/ Diana Arias
Diana Arias
Senior Managing Officer
Law Debenture Corporate Services Inc.

3